Exhibit 4.1

THIS PROMISSORY NOTE AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THESE SECURITIES ARE SUBJECT TO RESTRICTIONS ON TRANSFERABILITY AND RESALE AND MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THIS INVESTMENT FOR AN INDEFINITE PERIOD OF TIME. THE ISSUER OF THESE SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE ISSUER TO THE EFFECT THAT ANY PROPOSED TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.

PROMISSORY NOTE

US $[Amount of Advance]	[Draw Date]

FOR VALUE RECEIVED, Star Scientific, Inc., a Delaware corporation (the “Company” or “Borrower”), hereby unconditionally promises to pay to John Joseph McKeon an individual with an address at 15A Golf Village, Key Largo, FL 33037 or his permitted assignee (the “Lender”) the principal sum of ________________ MILLION DOLLARS ($_,000,000), together with accrued interest, in lawful money of the United States of America (the “Note”). Interest and principal shall be payable at such address or by wire transfer to such account as the Lender shall specify by written notice or in the absence of such notice at 15A Golf Village, Key Largo, FL 33037.

1.	Due Date; Prepayment. Subject to Section 3 below, this Note shall be due and payable on the second anniversary of this Note (“Due Date”). Prior to the Due Date, the Company may at any time, and from time to time, repay, without penalty or premium, any or all amounts due under this Note, provided, however, that the Company shall provide Lender with no less than twenty (20) calendar days written notice of the Company’s intention to prepay during which period Lender may exercise conversion rights under this Note and the Loan Agreement. Notwithstanding the foregoing, the Company may not pay such portion of this Note before the Due Date to the extent that Lender is for any reason not permitted to convert such portion of this Note into the Units including due to the Ownership Cap or provisions of Section 16 of the Securities Act. Any repayment or prepayment shall first be applied to interest and then to principal.

2.	Interest. Interest shall accrue on the unpaid principal amount of this Note at the lesser of: (i) three (3) percent per annum and (ii) the maximum rate permitted by applicable law, computed on the basis of the number of revolving days elapsed from the date of the advance and a year of 365 days. Accrued interest on any unpaid principal amount will be paid in cash in arrears by the Company on a calendar quarterly basis on the first day of April, July, October and January of each calendar year (or if such day does not fall on a business day, the next business day) or at the time of repayment of this Note, whichever occurs earlier.

3.	Conversion; Units. Lender may in accordance with the Loan Agreement convert (the “Conversion”) all or a portion of this Note (including after notice by the Company of prepayment of this Note) (the “Converted Amount”) into investment units in the Company. Each such investment unit shall consist of one share of the Company’s common stock, par value $0.0001 per share (the “Common Stock”) and one warrant to purchase one share of Common Stock at an exercise price of $1.00 for a term of seven years commencing six months from the date hereof (the “Warrants”) (collectively, the Common Stock and Warrants are referred to as the “Units”). The Converted Amount will convert into such number of shares of Common Stock and such number of Warrants that equals the Converted Amount divided by $1.00 with any partial share and Warrant to purchase a partial share that would result from such conversion calculation rounded up to a whole share of Common Stock. Once any Converted Amount is converted, the Converted Amount will be deemed to be extinguished, abated and repaid in full as of the date of the delivery of the Units. NOTWITHSTANDING THE FORGOING, THIS NOTE MAY NOT BE CONVERTED INTO THE UNITS TO THE EXTENT THAT THE COMBINATION OF SHARES AND WARRANTS RECEIVED IN THE CONVERSION WOULD RESULT IN LENDER’S BENEFICIAL OWNERSHIP IN STAR SCIENTIFIC, INC. EXCEEDING 9.99% OF THE COMPANY’S OUTSTANDING COMMON STOCK (THE “OWNERSHIP CAP”). FOR CLARIFICATION, WARRANTS SHALL NOT CONSTITUTE BENEFICIAL OWNERSHIP TO THE EXTENT SUCH WARRANTS CONTAIN A PROHIBITION ON EXERCISE IF SUCH EXERCISE WOULD CAUSE LENDER’S BENEFICIAL OWNERSHIP TO EXCEED THE OWNERSHIP CAP.

4.	Loan Agreement. This Note has been executed and delivered pursuant to that certain Loan Agreement, dated March 12, 2014, by and between Lender and Company (the “Loan Agreement”), and this Note is one of the “Notes” referred to in the Loan Agreement. Unless otherwise defined herein, capitalized terms used in this Note shall have the meaning ascribed to them in the Loan Agreement. This Note evidences an Advance made under the Loan Agreement, and the holder of this Note shall be entitled to the benefits, and is subject to the restrictions, set forth in the Loan Agreement. This Note and the Units that may be acquired upon conversion of this Note are subject to registration rights as more fully provided in the Loan Agreement.

5.	Assignment. This Note may be assigned by Lender only upon the written consent of the Company (such consent to be in the sole discretion of the Company), provided that such assignment does not violate federal securities laws or require the Company to seek the approval of its shareholders with respect to the assignment, conversion of the Note or otherwise. The assignee shall be deemed to be the holder of this Note entitled to all rights hereunder including conversion rights set forth herein and in the Loan Agreement.

6.	Event of Default/Remedies. Each of the following shall constitute an event of default (“Event of Default”) under this Note: (i) Borrower fails to make any payment when due under this Note, (ii) or (iii) Borrower files for bankruptcy or bankruptcy proceedings are instituted against it, or a general assignment is made by the Company for the benefit of its creditors. Borrower fails to timely deliver the Units upon conversion. Upon the occurrence of an Event of Default that is not cured for twenty (20) days following written notice, this Note shall be due and payable in full and Lender shall be entitled to pursue all available remedies and damages resulting from such Event of Default in the event the Company is not able to repay this Note in full.

7.	Costs. The Company shall pay Lender’s reasonable costs incurred for enforcement of Lender’s rights and remedies, including reasonable attorneys’ fees and legal expenses, in connection with a Company Event of Default pursuant to Section 6 of this Note.

8.	Miscellaneous. Presentment or other demand for payment, notice of dishonor and protest are expressly waived by the Company. This Note shall be governed by and construed in accordance with the laws of the State of Florida. If there is a lawsuit, Borrower agrees upon Lender’s request to submit to the jurisdiction of the courts of Sarasota County, State of Florida. The terms of this Note shall be binding upon and inure to the benefit of the parties and their respective permitted successors and assigns; but neither this Note nor any of the rights, benefits or obligations hereunder shall be assigned, by operation of law or otherwise, by any party without the prior written consent of the other party (in the other party’s sole discretion). If any part of this Note cannot be enforced, this fact will not affect the rest of the Note. Lender may delay or forgo enforcing any of its rights or remedies under this Note without losing them. Upon any change in the terms of this Note, and unless otherwise expressly stated in writing, no party who signs this Note shall be released from liability. ORAL AGREEMENTS OR COMMITMENTS TO LOAN MONEY, EXTEND CREDIT OR TO FOREBEAR FROM ENFORCING REPAYMENT OF A DEBT INCLUDING PROMISES TO EXTEND OR RENEW SUCH DEBT ARE NOT ENFORCEABLE, REGARDLESS OF THE LEGAL THEORY UPON WHICH IT IS BASED THAT IS IN ANY WAY RELATED TO THE CREDIT AGREEMENT. TO PROTECT BORROWER AND LENDER FROM MISUNDERSTANDING OR DISAPPOINTMENT, ANY AGREEMENTS COVERING SUCH MATTERS ARE CONTAINED IN THIS WRITING OR THE LOAN AGREEMENT, WHICH IS THE COMPLETE AND EXCLUSIVE STATEMENT OF THE AGREEMENT BETWEEN US, EXCEPT AS WE MAY LATER AGREE IN WRITING TO MODIFY IT.

IN WITNESS WHEREOF, the Company has executed this instrument as of the date set forth above.

COMPANY:

STAR SCIENTIFIC, INC.

By:
Name: Dr. Michael J. Mullan
Title: Chairman and CEO